SUBORDINATION AGREEMENT

WHEREAS, Patrick Industries, Inc. (together with its successors and assigns, the “Borrower”) has issued one or more Senior Subordinated Promissory Notes (as amended or otherwise modified or replaced from time to time, the “Notes”) to the undersigned;

WHEREAS, the Borrower, various financial institutions (together with their respective successors and assigns, the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Agent”), have entered into a Credit Agreement dated as of May 18, 2007 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders may make loans and other financial accommodations to the Borrower from time to time; and

WHEREAS, all obligations of the Borrower under the Notes are to be subordinated to the obligations of the Borrower under the Credit Agreement, under certain Hedging Agreements (as defined in the Credit Agreement) and under the Project Documents (as defined in the Credit Agreement), in each case as more fully set forth below;

NOW, THEREFORE, for good and valuable consideration, the undersigned agrees as follows:

1.        All obligations of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, are called “Liabilities”. All Liabilities under or in connection with the Notes are called “Junior Liabilities”; and all Liabilities under or in connection with (a) the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), (b) any Hedging Agreement (as defined in the Credit Agreement) with any Person that, at the time of entering into such Hedging Agreement, was a Lender or an affiliate of a Lender and (c) any Project Document are called “Senior Liabilities”, it being expressly understood and agreed that the term “Senior Liabilities” shall include, without limitation, all interest accruing on any of the Senior Liabilities after the commencement of any proceeding referred to in Section 3, notwithstanding any provision or rule of law that might restrict the rights of the Agent or any Lender, as against the Borrower or anyone else, to collect such interest.

2.            Except as the Agent may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be postponed and subordinated to the payment in full in cash of all Senior Liabilities, and no payment or other distribution whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of the Borrower be applied to the purchase or other acquisition or retirement of any Junior Liabilities, until the date on which all Senior Liabilities have been paid in full in cash, all letters of credit issued under the Credit Agreement and all Hedging Agreements that may give rise to Senior Liabilities have expired or terminated, and all commitments to create Senior Liabilities have terminated (such date, the “Senior Satisfaction Date”); provided that, notwithstanding any other provision of hereof, the Borrower may make, and the undersigned may receive and retain, the payments described on Schedule 1.

3.            In the event of any dissolution, winding up, liquidation, reorganization or similar proceeding relating to the Borrower or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower, or any sale of all or substantially all of the assets of the Borrower, or otherwise), the Senior Satisfaction Date must occur before the undersigned shall be entitled to receive and retain any payment or distribution in respect of any of the Junior Liabilities, and, in order to implement the foregoing,

(a) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the undersigned would be entitled if the Junior Liabilities were not subordinated pursuant to this Agreement shall be made directly to the Agent,

(b) the undersigned shall promptly file a claim or claims, in the form required in such proceeding, for the full outstanding amount of the Junior Liabilities owed to the undersigned, and shall cause such claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent, and

(c) the undersigned hereby irrevocably agrees that the Agent may, at its sole discretion, in the name of the undersigned or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file and prove, and vote or consent in any such proceedings with respect to, any and all claims of the undersigned relating to the Junior Liabilities.

4.            If the undersigned receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever in respect of any of the Junior Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Agent and the Lenders and promptly turned over by the undersigned to the Agent. The undersigned will cause to be clearly inserted in any Note or other instrument that at any time evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. The undersigned will execute such further documents or instruments and take such further actions as the Agent may from time to time reasonably request to carry out the intent of this Agreement.

5.            All payments and distributions received by the Agent in respect of the Junior Liabilities, to the extent received in or converted into cash, may be applied by the Agent first to the payment of expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Agent in enforcing this Agreement or in endeavoring to collect or realize upon any of the Junior Liabilities or any security therefor, and any balance thereof shall, solely as between the undersigned and the Agent, be applied by the Agent, in such order of application as the Agent may from time to time select, toward the payment of the Senior Liabilities remaining unpaid; but, as between the Borrower and its creditors, no such payment or distribution of any kind or character shall be deemed to be a payment or distribution in respect of the Senior Liabilities; and, notwithstanding any such payment or distribution received by the Agent in respect of the Junior Liabilities and so applied by the Agent toward the payment of the Senior Liabilities, the undersigned shall not be subrogated to the then existing rights of the Agent and Lenders, if any, in respect of the Senior Liabilities until the occurrence of the Senior Satisfaction Date.

6.	The undersigned hereby waives:

(a) notice of acceptance by the Agent or any Lender of this Agreement;

(b) notice of the existence or creation or non-payment of any of the Senior Liabilities; and

(c) all diligence in collection or protection of or realization upon the Senior Liabilities or any thereof or any guaranty thereof or security therefor.

7.            So long has the Senior Satisfaction Date has not occurred, the undersigned will not, without the prior written consent of the Agent:

(a) cancel, waive, forgive, transfer or assign, or attempt to enforce or collect, or subordinate to any Liabilities other than the Senior Liabilities, any Junior Liabilities or any rights in respect thereof; provided that the undersigned may seek to enforce and collect payments owed on the Junior Liabilities that are permitted to be paid under the terms of this Agreement; or

(b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceeding with respect to the Borrower.

8.            Subject to Section 2, this Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Senior Liabilities may have been paid in full) until the Senior Satisfaction Date.

9.            The Agent or any Lender may, from time to time, at its sole discretion and without notice to the undersigned, take any or all of the following actions without affecting the obligations of the undersigned hereunder:

(a) retain or obtain a security interest in any property to secure any of the Senior Liabilities,

(b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities,

(c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities, and

(d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period), release, compromise, alter or exchange any obligation of any nature of any obligor with respect to any such property.

10.          Subject to the terms of the Credit Agreement, any Lender may, from time to time, without notice to the undersigned, assign or transfer its interest in any of the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as the applicable assignor or transferor.

11.          Neither the Agent nor any Lender shall be prejudiced in its rights under this Agreement by any act or failure to act of the Borrower or the undersigned, or any noncompliance of the Borrower or the undersigned with any agreement or obligation, regardless of any knowledge thereof which the Agent or any Lender may have or with which the Agent or any Lender may be charged; and no action of the Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Agent or any Lender or the obligations of the undersigned under this Agreement.

12.          No delay on the part of the Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Agreement be binding upon the Agent or any Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Agent.

13.          This Agreement shall be binding upon the undersigned and upon the successors and assigns of the undersigned; and all references herein to the Borrower and to the undersigned, respectively, shall be deemed to include any successor to such entity.

14.          This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.          The undersigned (and, by accepting the benefits hereof, the Agent and each Lender) expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or under any amendment, instrument, document or agreement delivered or that may in the future be delivered in connection herewith or arising from any financing relationship existing in connection with this Agreement and agrees that any such action or proceeding shall be tried before a court and not before a jury.

IN WITNESS WHEREOF, this Agreement has been delivered at Chicago, Illinois as of May 18, 2007.

TONTINE CAPITAL PARTNERS, L.P.

By:	Tontine Capital Management, L.L.C., its general partner

By:	___________________________

Jeffrey L. Gendell, as managing member

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By:	Tontine Capital Overseas GP, L.L.C., its general partner

By:	___________________________

Jeffrey L. Gendell, as managing member

ACKNOWLEDGMENT, WAIVER AND AGREEMENT

The Borrower acknowledges receipt of a copy of the foregoing Subordination Agreement, waives notice of acceptance thereof by the Agent or any Lender, and agrees to be bound by the terms and provisions thereof, to make no payments or distributions contrary to the terms and provisions thereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Dated: _______, 2007

PATRICK INDUSTRIES, INC.
By: _____________________________
Name: ___________________________
Title: ____________________________

SCHEDULE 1

Permitted Payments

The Borrower may make the following payments on any Note:

•      Non-cash payments of PIK Interest (as defined in such Note as in effect on the date hereof).

•      So long as no Event of Default or Unmatured Event of Default (each as defined in the Credit Agreement) exists or will result therefrom, scheduled payments of principal in accordance with Section 3 of such Note as in effect on the date hereof and cash interest in accordance with Section 2 of such Note as in effect on the date hereof.

•      Payments of principal and interest with net cash proceeds received by the Borrower from the issuance of common equity of the Borrower.

•      Payments made in stock or other equity interests of the Borrower, including the conversion of any of the Junior Liabilities (but any such stock or other equity interests shall have no required redemption, repurchase or dividend provisions that are more favorable to the holder thereof than the terms of the Junior Liabilities so converted).